THIRD SUPPLEMENT TO THE

              CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM AND CONSENT

                                 April 19, 2000

                   FLORIDA LITHOTRIPTERS LIMITED PARTNERSHIP I

                                2008 Litho Place

                       Fayetteville, North Carolina 28304

                  Florida Lithotripters Limited Partnership I, a Florida limited partnership (the "Partnership"), hereby supplements its Confidential Private Placement Memorandum of February 25, 2000 (the "Memorandum"). Capitalized terms used herein are defined in the Glossary appearing in the Memorandum. All persons who have subscribed for or are considering an investment in the Units offered by the Memorandum should carefully review this Supplement and Consent.

Competition and Revaluation of Units

                  Recently, seven Limited Partners in the Tallahassee market acquired an interest in a competing lithotripsy business. The General Panner believes that the increase in competition in the Tallahassee market in connection with the former Limited Partners' new venture will adversely affect Partnership revenues on an annual basis by approximately $600,000. The General Partner was aware of the potential competition prior to the inception of the Offering and the loss of revenue in the Tallahassee market was factored into the valuation of the Units. The General Partner intends to enforce the noncompete provisions of the Limited Partnership Agreement and buy out the competing Limited Partners.

Reaffirmation and Consent

                  Attached to this Supplement as Appendix A is a Reaffirmation and Consent that is to be utilized by each subscribing Investor to evidence his election to either (i) withdraw from the Offering and have returned his subscription funds (plus interest) and Loan Documents, if any, or (ii) reaffirm his subscription. The Reaffirmation and Consent is self-explanatory. Each Investor should mark the boxes evidencing his election, and then return the Reaffirmation and Consent to MedTech Investments, Inc.

     Questions concerning this Supplement and Consent should be directed to MedTech Investments, Inc., 2008 Litho Place, Fayetteville, North Carolina 28304. MedTech's telephone number is (800) 682-7971.







                   FLORIDA LITHOTRIPTERS LIMITED PARTNERSHIP I

                          A FLORIDA LIMITED PARTNERSHIP

                            REAFFIRMATION AND CONSENT

                  Capitalized terms used herein are defined in the Glossary appearing in the Confidential Private Placement Meanorandum of February 25, 2000, and accompanying supplements (the "Memorandum").

                  1. The undersigned hereby acknowledges receipt of the Supplement and Consent dated April 19, 2000. After careful review of the Supplement and Consent, by completion and execution of this Reaffirmation and Consent, the undersigned wishes to evidence his election either to withdraw from the Offering or to reaffirm his subscriptmn.

                  Please check only one of the boxes set forth below to evIdence your desired election:

___ I wish to withdraw from the Offering and desire to have my subscription funds (plus interest) and Loan Documents, if any, returned to me.

___ I wish to reaffirm my subscription and waive any withdrawal fights associated with the Supplement and Consent and the information provided therein.

This _____ day of April, 2000.

                                         ----------------------------
                                         Signature of Subscriber

                                         ----------------------------
                                         Print or Type Name

 Since the Closing Date is scheduled for May 2, 2000, please fax this completed form to:

                                 (919) 323-9857
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